FORM 8-A12B

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                 13-3891329
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           World Financial Center,
              New York, New York                            10281
(Address of principal executive offices)                  (Zip Code)

                     Securities to be registered pursuant to
                           Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

PreferredPLUS Class A 7.05% Trust           New York Stock Exchange
  Certificates Series MSD-1
  (the "Certificates")

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration file number to which this form relates:
                                    333-68854

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None


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                                EXPLANATORY NOTE

Merrill Lynch Depositor, Inc. (on behalf of PreferredPLUS Trust Series MSD-1) hereby files this Form 8-A12B solely for the purpose of correcting the form type for a filing indexed on EDGAR as a Form F-8/A and filed with the Securities and Exchange Commission on May 29, 2002, from such Form F-8/A to this Form 8-A12B. Merrill Lynch Depositor, Inc.'s (on behalf of PreferredPLUS Trust Series MSD-1) Form F-8/A filed with the Securities and Exchange Commission on May 29, 2003 is hereby incorporated herein by reference and deemed to be a part of this Form 8-A12B.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "United States Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated May 17, 2002 (the "Preliminary Prospectus Supplement"), and "Description of the Certificates" in the registrant's prospectus dated November 7, 2001 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant filed the Prospectus and Preliminary Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on May 17, 2002 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.   Exhibits

          1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-68854) (the "Registration Statement") and is incorporated herein by reference.

          2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

          4. Form of PreferredPLUS Trust Series MSD-1 Supplement (the "Series Supplement") to the Standard Terms.

          5.   Form of the Certificate.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MERRILL LYNCH DEPOSITOR, INC.


Date:  February 27, 2004                    By:  /s/ Michael Frank Connor
                                               --------------------------------
                                               Name: Michael Frank Connor
                                               Title: President